UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 16, 2018

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

On November 16, 2018, Nielsen Holdings plc (the “Company”) appointed David Kenny as Chief Executive Officer of the Company, effective December 3, 2018, at which time Mr. Kenny will also become a member of the Board of Directors of the Company (the “Board”). Mr. Kenny and the Company entered into a letter agreement (the “Letter Agreement”), dated November 16, 2018, setting forth the key terms of Mr. Kenny’s employment with the Company.

Mr. Kenny, age 57, has most recently served as Senior Vice President of Cognitive Solutions at IBM. Previously, Mr. Kenny served as Chairman and Chief Executive of The Weather Company, joining IBM after its acquisition of The Weather Company’s Product and Technology Business. Prior to The Weather Company, Mr. Kenny was President of Akamai, the cloud service provider, and the co-founder, Chairman and CEO of the digital marketing agency Digitas, which was a Nasdaq listed company before its sale to Publicis Groupe in 2007. Mr. Kenny began his career as a consultant at Bain & Company, where he rose to the Partner level.

Mr. Kenny serves on the Board of Directors of Best Buy Co., Inc. and Teach for America. He holds an MBA from Harvard Business School and a bachelor’s degree from the GM Institute (now Kettering University).

The Company also announced that Mitch Barns will step down from the Board and as Chief Executive Officer of the Company on December 3, 2018. Mr. Barns will remain at the Company until December 31, 2018 to assist Mr. Kenny’s transition.

The table below describes key terms of the Letter Agreement. The “make-whole” awards described below replace awards of equivalent current value that Mr. Kenny forfeited upon leaving IBM to join the Company. The Performance Option, the Cliff Vesting RSUs and the Premium Option awards described below are awards that the Company agreed to make to Mr. Kenny in order to attract and retain an executive of his unique caliber and experience.

Position	Chief Executive Officer and Member of the Board

Base Salary	$1,300,000

Annual Bonus Target	$1,925,000

Equity Awards

Make-Whole Restricted Stock Units (“RSUs”)	487,505 Company RSUs (“Make Whole RSUs”) vesting in three equal annual installments on December 31, 2019, 2020, and 2021, subject to continued employment through the applicable vesting date.

Performance Stock Option	Option to purchase 367,031 shares of Company common stock (“Performance Option”), with a seven-year term and an exercise price equal to the closing price of Company common stock on the first day of Mr. Kenny’s employment with the Company, vesting ratably on December 3, 2019, 2020 and 2021, subject to (1) continued employment through the applicable vesting date, and (2) the shares of Company common stock having a closing market price of at least $32.24 for at least twenty-one consecutive trading days prior to December 31, 2021 (“PSO Performance Goal”).

Cliff Vesting RSUs	54,285 RSUs (“Cliff Vesting RSUs”) cliff vesting on December 3, 2021, subject to continued employment through the vesting date.

Premium Priced Stock Option	Option to purchase 750,000 shares of Company common stock (“Premium Option”), with a seven-year term and a $40 per share exercise price, vesting ratably on December 3, 2019, 2020 and 2021, subject to continued employment through the applicable vesting date.

2019 Long-Term Incentive Awards

Subject to approval by the Compensation Committee of the Board (the “Committee”) and Mr. Kenny’s continued employment through the applicable grant date, in February, 2019, the Committee will grant to Mr. Kenny:

•  a number of performance restricted stock units equal to the quotient obtained by dividing $4,200,000 by the closing price of Company common stock on the date of grant (“2019 PRSUs”); the 2019 PRSUs will be earned based on Nielsen achieving approved cumulative financial performance targets over the three-year period commencing January 1, 2019 provided Mr. Kenny is an active employee on the vesting date; and

•  a number of Nielsen restricted stock units equal to the quotient obtained by dividing $2,800,000 by the closing price of Company common stock on the date of grant (“2019 RSUs”); the 2019 RSUs will vest in 4 equal annual installments commencing on the first anniversary of the grant date provided Mr. Kenny is an active employee on the vesting date.

Equity Award Treatment Upon a Qualifying Termination of Employment

The applicable award agreements will provide that in the event of a termination without Cause or for Good Reason (a “Qualifying Termination”):

•  The Make Whole RSUs will vest in full.

•  For each of the Cliff Vesting RSUs, the Premium Option and the 2019 RSUs, the Applicable Portion of the award will vest and Mr. Kenny will forfeit the remaining unvested portion of the award. For purposes of this bullet, “Applicable Portion” means a number of RSUs or options (as applicable) equal to (1) the total number of RSUs or options (as applicable) scheduled to vest on the vesting date next following the date of the Qualifying Termination, multiplied by (2) a fraction, the numerator of which is the total number of days from the most recent vesting date preceding the date of the Qualifying Termination (or if there is no such date, the award grant date) through the date of the Qualifying Termination and the denominator of which is the total number of days from the most recent vesting date preceding the date of the Qualifying Termination (or if there is no such date, the award grant date) through the vesting date next following the date of the Qualifying Termination.

•  For the Performance Option:

•  If the PSO Performance Goal has been met prior to the date of the Qualifying Termination, the Applicable Portion shall vest and Mr. Kenny will forfeit the remaining unvested portion of the award.

•  If the PSO Performance Goal has not been met prior to the date of the Qualifying Termination, the Applicable Portion will remain outstanding and eligible to vest until the third anniversary of the Performance Option grant date and (1) if it becomes vested, will remain exercisable until December 3, 2025 and thereafter will be forfeited, and (2) if it does not vest prior to the third anniversary of the Performance Option grant date, will be forfeited.

For purposes of this bullet, “Applicable Portion” means:

•  If the PSO Performance Goal has been met prior to the date of the Qualifying Termination, a number of shares equal to (1) the total number of shares scheduled to vest on the vesting date next following the date of the Qualifying Termination, multiplied by (2) a fraction, the numerator of which is the total number of days from the most recent vesting date preceding the date of the Qualifying Termination (or if there is no such date, the award grant date) through the date of the Qualifying Termination and the denominator of which is the total number of days from the most recent vesting date preceding the date of the Qualifying Termination (or if there is no such date, the award grant date) through the vesting date next following the date of the Qualifying Termination.

•  If the Performance Goal has not been met prior to the date of the Qualifying Termination, a number of shares equal to (1) the total number shares scheduled to vest on the vesting date next following the date of the Qualifying Termination and on any vesting date prior thereto multiplied by (2) a fraction, the numerator of which is the total number of days from the option grant date through the date of the Qualifying Termination and the denominator of which is the total number of days from the option grant date through the vesting date next following the date of the Qualifying Termination.

•  The 2019 PRSUs will pay out on the normally scheduled payout date based on the final performance assessment approved by the Board, pro-rated to reflect Mr. Kenny’s length of service in the performance period.

Equity Award Treatment Upon a Change in Control	In the event of a change in control of the Company, treatment of Mr. Kenny’s Company equity awards will be governed by Section 10 of the Amended and Restated Nielsen 2010 Stock Incentive Plan.

Make Whole Cash Retention Award	$2,500,000 payable in February, 2019 to compensate Mr. Kenny for the loss of a cash retention award from IBM, subject to continued employment through the applicable payment date.

Make Whole Annual Incentive Payment	$1,500,000 payable promptly following Mr. Kenny’s start date to compensate Mr. Kenny for the loss of the 2018 annual incentive payout from IBM. If Mr. Kenny resigns voluntarily without Good Reason or is terminated for Cause within one year of receiving the payment, Mr. Kenny must repay the amount in full.

Severance Policy for Section 16 Officers (“Severance Policy”)

Mr. Kenny will participate in the Nielsen Holdings plc Severance Policy for Section 16 Officers and United-States-Based Senior Executives. Under the Severance Policy, upon a termination of employment without Cause or for Good Reason, and subject to execution of a separation agreement including customary restrictive covenants and a release of claims, Mr. Kenny is entitled to:

•  cash severance equal to two times the sum of his (1) annual base salary and (2) the average of the annual incentive payments paid to him in the three years preceding the year in which his employment termination occurs;

•  a bonus in respect of the year in which the employment termination occurs for the portion of the year that he is employed by the Company, based on actual performance, and payable at the same time that the Company pays bonuses to other executives of the Company; and

•  reimbursement during the twenty-four months following his employment termination for the portion of COBRA premiums in excess of the amounts that he paid while employed by the Company; and

•  outplacement assistance and support services for one year.

Definitions of Cause and Good Reason

For purposes of the Letter Agreement and Mr. Kenny’s rights upon a Qualifying Termination, Good Reason and Cause shall have the meanings ascribed to such terms in the Severance Policy, except that Good Reason shall also include the following items:

•  A reduction in Annual Incentive Target, other than as a result of a general reduction applicable to all named executive officers;

•  The Company’s failure to nominate Mr. Kenny for election or re-election to the Board, other than as a result of Mr. Kenny’s prior termination of employment due to death or disability, for Cause or voluntarily without Good Reason; and

•  A requirement that Mr. Kenny move his primary residence from Massachusetts.

The Make Whole Award, the Performance Option, the Cliff Vesting RSUs and the Premium Option will be granted outside of the Amended and Restated Nielsen 2010 Stock Incentive Plan pursuant to New York Stock Exchange Listing Rule 303A.08.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

The Company’s press release dated November 20, 2018, concerning Mr. Kenny’s appointment as the Chief Executive Officer of the Company and a member of the Board is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed herewith:

Exhibit No.	Description

10.1	Letter Agreement, dated November 16, 2018, by and between David Kenny and Nielsen Holdings plc

99.1	Press Release dated November 20, 2018

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated November 16, 2018, by and between David Kenny and Nielsen Holdings plc

99.1	Press Release dated November 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2018	NIELSEN HOLDINGS PLC

	By:	/s/ Emily Epstein
	Name:	Emily Epstein
	Title:	Secretary

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